UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2004

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

Item 4.	Changes in Registrant’s Certifying Accountant.

On January 22, 2004, based upon the recommendation of its Audit Committee and approval by its Board of Directors, Pinnacle Bankshares Corporation (“Pinnacle” or the “Registrant”) engaged Cherry, Bekaert & Holland LLP (“CHB”) as its principal accountants for the fiscal year ending December 31, 2004, and chose not to renew the engagement of KPMG LLP (“KPMG”), which is currently serving as Pinnacle’s independent auditors for the fiscal year ended December 31, 2003.

During Pinnacle’s two fiscal years ended December 31, 2002, and during the subsequent interim period through January 22, 2004, there was no disagreement between Pinnacle and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on Pinnacle’s consolidated financial statements. The audit reports of KPMG on the consolidated financial statements of Pinnacle as of and for the two fiscal years ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of KPMG dated January 31, 2003, referred to a change in Pinnacle’s method of accounting for reclassified goodwill in 2002.

Pinnacle provided KPMG with a copy of the foregoing disclosures. Attached, as Exhibit 16, is a copy of KPMG’s letter, dated January 28, 2004, stating its agreement with such statements.

During Pinnacle’s two fiscal years ended December 31, 2002, and during the subsequent interim period through January 22, 2004, Pinnacle has not consulted with CBH regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Pinnacle’s consolidated financial statements.

Item 7.	Financial Statements and Exhibits.

(a)	- Not applicable.

(b)	- Not applicable.

(c)	- Exhibits.

Exhibit 16	Letter from KPMG LLP to the Securities and Exchange Commission dated January 28, 2004. Filed with this document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: January 28, 2004	By:	/s/ Bryan M. Lemley

Bryan M. Lemley Secretary, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 16	Letter from KPMG LLP to the Securities and Exchange Commission dated January 28, 2004. Filed with this document.